EXHIBIT 10.1

This exhibit reflects an amendment to the IBM 401(k) Plus Plan to incorporate changes that are required to be made to maintain the qualified status of the plan under the Internal Revenue Code.

IBM 401(K) PLUS PLAN

(as Amended and Restated as of January 1, 2008)

AMENDMENT No. 3

Instrument of Amendment

Recitals:

International Business Machines Corporation (“IBM”) has established and maintains the IBM 401(k) Plus Plan (the “Plan”), a qualified retirement plan that meets the requirements of Section 401(a) of the Internal Revenue Code (the “Code”) and that includes a cash or deferred arrangement within the meaning of Section 401(k) of the Code.

In accordance with Section 13.01 of the Plan, IBM has reserved the right to amend the Plan at any time and from time to time.

In accordance with Section 13.01 of the Plan, the Plan Administrator is authorized to adopt amendments to the Plan that are necessary to maintain the tax-qualified status of the Plan.

IBM amended and restated the Plan, effective as of January 1, 2008.

IBM has determined to amend the Plan, as heretofore restated, in the manner set forth in this Instrument of Amendment, to be effective as specified herein.

Amendment:

1.  Section 1.15 is amended, effective January 1, 2008, by inserting immediately after the first sentence of Section 1.15, the following new sentence:

“Notwithstanding the foregoing, deal team payments and significant signings bonuses paid to Non-Executives during the period commencing January 1, 2008 and ending on March 31, 2008, shall be deemed to be Compensation for the Plan.  Any significant signings bonuses or deal team payments paid after the end of such period shall not be considered Compensation under the Plan.”

2.  Section 8.01(b) is amended, effective August 1, 2008, by adding after the first sentence of Section 8.01(b), the following new sentence:

“The preceding sentence shall not apply with respect to any withdrawal made during the period beginning August 1, 2008, and ending April 27, 2009, that is distributed from the Participant’s Before-Tax Deferral Account only or from the Participant’s Roth Contributions Account only.”

3.  Section 8.02(e) is amended, effective January 1, 2008, by adding after the first sentence of Section 8.02(e), the following new sentence:

“The preceding sentence shall not prohibit any Hardship withdrawal made during the period beginning January 1, 2008, and ending June 8, 2009, unless the Hardship withdrawal would include Deferred Cash Contributions.”

4.  Section 10.04(a)(i) is modified, effective August 1, 2008, to read as follows:

“no Participant may take more than 4 withdrawals from his Account in any Plan Year (except with respect to any withdrawal made during the period beginning August 1, 2008, and ending April 27, 2009, that is distributed from the Participant’s Before-Tax Deferral Account only or from the Participant’s Roth Contributions Account only); and”